EXHIBIT 4.1




                               SERIES SUPPLEMENT

                      CORPORATE BACKED TRUST CERTIFICATES

             DAIMLERCHRYSLER DEBENTURE-BACKED SERIES 2002-4 TRUST

                                    between

                            LEHMAN ABS CORPORATION,

                                 as Depositor

                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION,

                                  as Trustee

                      CORPORATE BACKED TRUST CERTIFICATES

                          Dated as of March 21, 2002



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                               Table of Contents
                                                                          Page
                                                                          ----

Section 1.   Incorporation of Standard Terms.................................1

Section 2.   Definitions.....................................................1

Section 3.   Designation of Trust and Certificates...........................7

Section 4.   Trust Certificates..............................................8

Section 5.   Distributions...................................................8

Section 6.   Trustee's Fees.................................................11

Section 7.   Optional Exchange; Optional Call...............................11

Section 8.   Notices of Events of Default...................................13

Section 9.   Miscellaneous..................................................13

Section 10.  Governing Law..................................................15

Section 11.  Counterparts...................................................16

Section 12.  Termination of the Trust.......................................16

Section 13.  Sale of Underlying Securities; Optional Exchange...............16

Section 14.  Amendments.....................................................16

Section 15.  Voting of Underlying Securities, Modification of Indenture.....17

Section 16.  Additional Depositor Representation............................18


SCHEDULE I   SERIES 2002-4 UNDERLYING SECURITIES SCHEDULE
EXHIBIT A    FORM OF TRUST CERTIFICATE
EXHIBIT B    FORM OF WARRANT AGENT AGREEMENT
EXHIBIT C    FORM OF INVESTMENT LETTER




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                               SERIES SUPPLEMENT

                      CORPORATE BACKED TRUST CERTIFICATES

             DAIMLERCHRYSLER DEBENTURE-BACKED SERIES 2002-4 TRUST

               SERIES SUPPLEMENT, DaimlerChrysler Debenture-Backed Series 2002-4 Trust, dated as of March 21, 2002 (the "Series Supplement"), by and between LEHMAN ABS CORPORATION, as Depositor (the "Depositor"), and U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                             W I T N E S S E T H:

               WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms;" and together with this Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

               WHEREAS, the Depositor desires to deposit into the Trust the Underlying Securities set forth on Schedule I attached hereto (the "Underlying Securities Schedule") the general terms of which are described in the Prospectus Supplement under the heading "Description of the Deposited Assets - Underlying Securities;"

               WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of trust certificates evidencing undivided interests in the Trust and call warrants related thereto; and

               WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust.

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

         Section 1. Incorporation of Standard Terms. Except as otherwise provided herein, all of the provisions of the Standard Terms are hereby incorporated herein by reference in their entirety, and this Series Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the DaimlerChrysler Debenture-Backed Series 2002-4 Certificates and the transactions described herein.

         Section 2. Definitions.

         (a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. (Section 2(b) below sets forth terms listed in the Standard Terms which are



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not applicable to this Series.) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

               "Available Funds" shall have the meaning specified in the Standard Terms.

               "Business Day" shall mean any day other than (i) Saturday and Sunday or (ii) a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to be closed for business or (iii) a day that is not a business day for the purposes of the Indenture.

               "Call Date" shall mean any Business Day (i) on or after March 21, 2007, (ii) after the Underlying Securities Issuer announces that it will redeem (in whole or in part) or otherwise make an unscheduled payment on the Underlying Securities, (iii) after the Trustee notifies the Certificateholders of any proposed sale of the Underlying Securities pursuant to the provisions of this Series Supplement or (iv) on which a tender offer for some or all of the Underlying Securities is outstanding.

               "Call Notice" shall have the meaning specified in Section 1.1 of the Warrant Agent Agreement.

               "Call Price" shall mean, for each related Call Date, 100% of the outstanding Certificate Principal Balance of the Certificates being purchased pursuant to the exercise of the Call Warrants, plus any accrued and unpaid interest on such amount to but excluding the Call Date.

               "Call Warrants" shall have the meaning specified in Section 3 hereof.

               "Called Certificates" shall have the meaning specified in
Section 1.1 (b) of the Warrant Agent Agreement.

               "Certificates" shall mean the certificates in the form attached hereto as Exhibit A, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein and in the Certificates.

               "Closing Date" shall mean March 21, 2002.

               "Collection Period" shall mean, (i) with respect to each August Distribution Date, the period beginning on the day after the February Distribution Date of such year and ending on such August Distribution Date, inclusive and, (ii) with respect to each February Distribution Date, the period beginning on the day after the August Distribution Date of the prior year and ending on such February Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(f) hereof.

               "Corporate Trust Office" shall mean the office of U.S. Bank Trust National Association located at 100 Wall Street, New York, New York 10005.

               "Currency" shall mean United States Dollars.


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               "Depository" shall mean The Depository Trust Company, its
nominees and their respective successors.

               "Distribution Date" shall mean February 1 and August 1 of each year (or if such date is not a Business Day, the next succeeding Business
Day), commencing on August 1, 2002, and ending on the earlier of the Final Scheduled Distribution Date and any date on which all Underlying Securities are redeemed pursuant to the Indenture or prepaid or liquidated in whole for any reason other than at their maturity.

               "Event of Default" shall mean (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable, and (iii) any other event specified as an "Event of Default" in the Indenture.

               "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Final Scheduled Distribution Date" shall mean August 1, 2097, or, if such day is not a Business Day, the next succeeding Business Day.

               "Indenture" shall mean the indenture pursuant to which the Underlying Securities were issued, as supplemented.

               "Interest Accrual Period" shall mean for any Distribution Date, the period from and including the preceding Distribution Date (or in the case of the first Interest Accrual Period, from and including March 21, 2002) to but excluding the current Distribution Date.

               "Liquidation Price" shall mean the price at which the Trustee sells the Underlying Securities.

               "Maturity Date" shall have the meaning specified in Schedule I hereto.

               "Moody's" shall mean Moody's Investors Service, Inc.

               "Optional Call" shall mean the call of the Certificates by the Warrant Holder, in whole or in part, resulting from the exercise of Call Warrants by the Warrant Holder, pursuant to Section 7(d) hereof.

               "Optional Exchange" shall mean the exchange of the Certificates by the Trust for the Underlying Securities pursuant to Section 7(a) hereof.

               "Optional Exchange Date" shall mean any date on which Underlying Securities subject to Optional Exchange are distributed to a Certificateholder.

               "Ordinary Expenses" shall mean the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including the items referred to in the definition of Ordinary Expenses in the Standard Terms.


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               "Prepaid Ordinary Expenses" shall be zero for this Series.

               "Prospectus Supplement" shall mean the Prospectus Supplement, dated March 12, 2002, relating to the Certificates.

               "Rating Agency" shall mean Moody's and S&P.

               "Record Date" shall mean, with respect to each Distribution Date, the day immediately preceding the related Distribution Date.

               "Required Percentage-Amendment" shall be 66-2/3% of the aggregate Voting Rights.

               "Required Percentage-Direction of Trustee" shall be 66-2/3% of the aggregate Voting Rights.

               "Required Percentage-Remedies" shall be 66-2/3% of the aggregate Voting Rights.

               "Required Percentage-Removal" shall be 66-2/3% of the aggregate Voting Rights.

               "Required Rating" shall mean, in the case of Moody's, the rating assigned to the Underlying Securities by Moody's as of the Closing Date, and, in the case of S&P, the rating assigned to the Underlying Securities by S&P as of the Closing Date.

               "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

               "Series" shall mean the DaimlerChrysler Debenture-Backed Series 2002-4.

               "Special Distribution Date" shall have the meaning specified in
Section 5 hereof.

               "Trustee Fee" shall mean the amount paid to the Trustee by the Depositor on the Closing Date.

               "Trust Property" shall mean the Underlying Securities described on Schedule I hereto, the Certificate Account and any additional Underlying Securities sold to the Trust pursuant to Section 3(d) hereof.

               "Underlying Securities" shall mean (i) $66,287,000 aggregate principal amount of 7.45% Debentures due February 1, 2097 issued by the Underlying Securities Issuer (the "7.45% Underlying Securities") and (ii) $22,100,000 aggregate principal amount of 7.40% Debentures due August 1, 2097 issued by the Underlying Securities Issuer (the "7.40% Underlying Securities") each as set forth in Schedule I attached hereto (subject to Section 3(d) hereof).

               "Underlying Securities Guarantor" shall mean DaimlerChrysler
AG.

               "Underlying Securities Issuer" shall mean DaimlerChrysler Corporation, formerly known as Chrysler Corporation, and any successors in respect of the Underlying Securities. In

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an indenture supplement dated as of February 15, 1999, the Underlying
Securities Guarantor guaranteed all the outstanding debt obligations of Chrysler Corporation issued pursuant to a certain indenture dated as of March 1, 1985, including the Underlying Securities.

               "Underlying Securities Trustee" shall mean State Street Bank and Trust Company (successor in interest to Manufacturers Hanover Trust Company).

               "Underwriters" shall mean Lehman Brothers Inc., Prudential Securities Incorporated, First Union Securities, Inc. and RBC Dain Rauscher Inc.

               "Voting Rights" shall, in the entirety, be allocated among all Class Certificateholders in proportion to the then outstanding Certificate Principal Balances of their respective Certificates.

               "Warrant Agent" shall mean initially, U.S. Bank Trust National Association.

               "Warrant Agent Agreement" shall mean that certain Warrant Agent Agreement, dated as of the date hereof, between the Depositor and U.S. Bank Trust National Association, as Warrant Agent and as Trustee, as the same may be amended from time to time.

               "Warrant Holder" shall mean the holder of a Call Warrant.

         (b) The terms listed below are not applicable to this Series.

                    "Accounting Date"

                    "Administrative Fees"

                    "Advance"

                    "Allowable Expense Amounts"

                    "Basic Documents"

                    "Calculation Agent"

                    "Call Premium Percentage"

                    "Credit Support"

                    "Credit Support Instrument"

                    "Credit Support Provider"

                    "Cut-off Date"

                    "Eligible Expense"

                    "Eligible Investment"

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                    "Exchange Rate Agent"

                    "Fixed Pass-Through Rate"

                    "Floating Pass-Through Rate"

                    "Guaranteed Investment Contract"

                    "Letter of Credit"

                    "Limited Guarantor"

                    "Limited Guaranty"

                    "Minimum Wire Denomination"

                    "Notional Amount"

                    "Pass-Through Rate"

                    "Place of Distribution"

                    "Purchase Price"

                    "Required Premium"

                    "Required Principal"

                    "Requisite Reserve Amount"

                    "Retained Interest"

                    "Sale Procedures"

                    "Sub-Administration Account"

                    "Sub-Administration Agreement"

                    "Sub-Administration Agent"

                    "Surety Bond"

                    "Swap Agreement"

                    "Swap Counterparty"

                    "Swap Distribution Amount"

                    "Swap Guarantee"

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                    "Swap Guarantor"

                    "Swap Receipt Amount"

                    "Swap Termination Payment"

     Section 3. Designation of Trust and Certificates. The Trust created hereby shall be known as the "Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2002-4 Trust." The Certificates evidencing certain undivided ownership interests therein shall be known as "Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2002-4." The Certificates shall consist of a single class of Certificates (the "Certificates"). The Trust is also issuing call warrants with respect to the Certificates ("Call Warrants").

     (a) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit A. The Certificates shall be issued in denominations of $25. Except as provided in the Standard Terms and in paragraph (d) in this Section, the Trust shall not issue additional Certificates or additional Call Warrants or incur any indebtedness.

     (b) The Certificates have an initial aggregate Certificate Principal Balance of $87,650,400.

     (c) The holders of the Certificates will be entitled to receive on each Distribution Date the interest, if any, received on the Underlying Securities, to the extent necessary to pay interest at a rate of 7.50% per annum on the outstanding Certificate Principal Balances of the Certificates. On August 1, 2002, the Trustee will pay to the Depositor the amount of interest accrued and paid on the Underlying Securities from February 1, 2002, to but not including the Closing Date; provided, however, that in the event an Optional Exchange shall occur prior to August 1, 2002, a pro rata portion of such amount shall be paid to the Depositor on the Optional Exchange Date, in accordance with the provisions of Section 7(a)(vii) hereof. If Available Funds are insufficient to pay such amount, the Trustee will pay the Depositor its pro rata share, based on the ratio the amount owed to the Depositor bears to all amounts owed on the Certificates in respect of accrued interest, of any proceeds from the recovery on the Underlying Securities.

     (d) The Depositor may sell to the Trustee additional Underlying Securities on any date hereafter upon at least 3 Business Days' notice to the Trustee (or such shorter period as shall be mutually satisfactory to the Depositor and the Trustee) and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the sale of such additional Underlying Securities will not cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Such additional Underlying Securities shall consist of both 7.45% Underlying Securities and 7.40% Underlying Securities in the same proportion as exists in the Trust as of the date hereof. Each condition to be satisfied with respect to a sale of Underlying Securities on or prior to the Closing Date shall be satisfied with respect to a sale of additional Underlying Securities no later than the date of sale thereof, each representation and warranty set forth in the Standard Terms to be made on the Closing Date shall be made on such date of sale, and from and after such date of sale, all Underlying Securities held by the Trustee shall be held on the same terms and conditions. Upon


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such sale to the Trustee, the Trustee shall deposit such additional Underlying
Securities in the Certificate Account, and shall authenticate and deliver to the Depositor, on its order, Certificates in the same proportion to the additional 7.40% Underlying Securities and additional 7.45% Underlying Securities as the proportion of the original Certificates to the original
7.40% Underlying Securities and the original 7.45% Underlying Securities, with an aggregate Certificate Principal Balance equal to the principal amount of such additional Underlying Securities, and the Call Warrants related thereto. Any such additional Certificates authenticated and delivered shall have the same terms and rank pari passu with any Certificates previously issued in accordance with this Series Supplement.

     (e) As a condition precedent for transferring the Call Warrants, the prospective transferee shall be required to deliver to the Trustee and the Depositor an executed copy of the Investment Letter (set forth in Exhibit C hereto).

     Section 4. Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

     (a) the Underlying Securities set forth on Schedule I hereto; and

     (b) all documents required to be delivered to the Trustee pursuant to
Section 2.01 of the Standard Terms.

     Section 5. Distributions.

     (a) Except as otherwise provided in Section 3(c), on each applicable Distribution Date (or such later date as specified in Section 9(f)), the Trustee shall apply Available Funds in the Certificate Account as follows:

          (i) The Trustee will pay the interest portion of Available Funds (subject to Section 5(b) below):

               (1) first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders; and

               (2) second, to the holders of the Certificates, as interest, at the rate of 7.50% per annum on the outstanding Certificate Principal Balance of the Certificates.

          (ii) the Trustee will pay the principal portion of Available Funds (including, without limitation, any amounts paid to the Trust with respect to the 7.45% Underlying Securities at their maturity on the February 1, 2097 Distribution Date and any early redemption premium paid in connection therewith):

               (1) first, to the Trustee, as reimbursement for any remaining Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders; and

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               (2) second, to the holders of the Certificates, pro rata, the remaining available principal portion of Available Funds (in an aggregate amount not to exceed the outstanding Certificate Principal Balance of the Certificates).

          (iii) any Available Funds remaining in the Certificate Account after the payments set forth in clauses 5(a)(i) and 5(a)(ii) above shall be paid to the Trustee as reasonable compensation for services rendered to the Depositor, up to $1,000.

          (iv) the Trustee will pay any Available Funds remaining in the Certificate Account after the distributions in clauses 5(a)(i) through 5(a)(iii) above to the holders of the Certificates pro rata in proportion to their original Certificate Principal Balances.

Any portion of the Available Funds (i) that does not constitute principal of, or interest on, the Underlying Securities, (ii) that is not received in connection with a redemption, prepayment or liquidation of the Underlying Securities and (iii) for which allocation by the Trustee is not otherwise contemplated by this Series Supplement, shall be remitted by the Trustee to the Depositor.

     (b) Notwithstanding any other provision hereof (other than Section 3(c)) if the Underlying Securities are redeemed, prepaid or liquidated in whole or in part for any reason other than if the Underlying Securities Guarantor stops filing the periodic reports required under the Exchange Act or at their maturity, the Trustee shall apply Available Funds in the manner described in
Section 5(f) in the following order of priority:

          (i) first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders;

          (ii) second, to the holders of the Certificates, an amount equal to the Outstanding Certificate Principal Balances of the Certificates plus any accrued and unpaid interest thereon;

          (iii) third, to the Trustee, as reasonable compensation for services rendered to the Depositor, any remainder up to $1,000; and

          (iv) fourth, to the holders of the Certificates, any amount remaining after the distributions in clauses 5(b)(i) through 5(b)(iii) above, pro rata in proportion to their original Certificate Principal Balances.

     (c) Unless otherwise instructed by holders of Certificates representing a majority of the Voting Rights, thirty (30) days after giving notice pursuant to Section 8 hereof, the Trustee shall sell the Underlying Securities pursuant to Section 13 hereof and deposit the Liquidation Proceeds, if any, into the Certificate Account for distribution not later than two (2) Business Days after the receipt of immediately available funds in accordance with Section 5(b) hereof; provided, however, that if any Warrant Holder designates any day on or prior to the proposed sale date as a Call Date and Optional Exchange Date pursuant to Section 7, the portion of Underlying Securities related to such Optional Exchange shall not be sold but shall be distributed to the Warrant Holder pursuant to Section 7 and the Warrant Agent Agreement.


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     (d) If the Trustee receives non-cash property in respect of the
Underlying Securities as a result of a payment default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice to the Depository, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid and to the Warrant Agent. Such notice shall state that the Trustee shall and the Trustee shall, not later than 30 days after the receipt of such property, allocate and distribute such property to the holders of Certificates then outstanding and unpaid, pro rata by outstanding Certificate Principal Balance (after deducting the costs incurred in connection therewith) in accordance with Section 5(b) hereof. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of such property to Certificateholders, based on the market value of such property as of the date of distribution to Certificateholders, will be deemed to reduce the Certificate Principal Balance of Certificates on a dollar-for-dollar basis.

     (e) Subject to Section 9(f) hereof, to the extent Available Funds are insufficient to make scheduled interest or principal payments on any class of Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date (or date referred to in Section 5(f) hereof) on which sufficient funds are available to pay such shortfall.

     (f) If a payment with respect to the Underlying Securities is made to the Trustee (i) after the payment date of the Underlying Securities on which such payment was due or (ii) after the Underlying Securities are redeemed, prepaid or liquidated in whole or in part for any reason other than if the Underlying Securities Issuer stops filing periodic reports required by the Exchange Act or at their maturity, then the Trustee will distribute any such amounts received in accordance with Section 5(a) or 5(b), as applicable, on the next occurring Business Day (a "Special Distribution Date") as if the funds had constituted Available Funds on the Distribution Date immediately preceding such Special Distribution Date; provided, however, that the Record Date for such Special Distribution Date shall be the Business Day prior to the day on which the related payment was received from the Underlying Securities Trustee.

     (g) Notwithstanding Section 3.12 of the Standard Terms, if the Underlying Securities Guarantor stops filing periodic reports required under the Exchange Act, the Depositor shall within a reasonable time period instruct the Trustee to (i) notify the Warrant Agent that the Underlying Securities are proposed to be sold and that any Call Warrants and related Optional Exchange rights must be exercised no later than the date specified in the notice (which shall be not less than ten Business Days after the date of such notice) and (ii) to the extent that the Warrant Holders fail to exercise their Call Warrants and related Optional Exchange rights on or prior to such date, to sell the Underlying Securities and allocate the proceeds of such sale in the following order of priority: first, to the Trustee, reimbursement for any remaining Extraordinary Trust Expenses incurred by the Trustee pursuant to the instructions of all the certificateholders and, thereafter, to the holders of the Certificates pro rata in proportion to their outstanding Certificate Principal Balances; provided, however, that the Depositor shall not instruct the Trustee to sell the Underlying Securities (or provide a notice of such instruction to the Warrant Agent) pursuant to this clause unless the Underlying Securities Issuer has either (x) stated in


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writing that it intends permanently to cease filing reports required under the
Exchange Act or (y) failed to file any required reports for one full calendar year.

     Section 6. Trustee's Fees.

     (a) As compensation for its services hereunder, the Trustee shall be entitled to the Trustee Fee and any amounts payable under clause 5(a)(iii) and
(5)(b)(iii) above. The Trustee Fee shall be paid by the Depositor and not from Trust Property. The Trustee shall bear all Ordinary Expenses. Failure by the Depositor to pay such amount shall not entitle the Trustee to any payment or reimbursement from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under the Trust Agreement.

     (b) Extraordinary Expenses shall not be paid out of the Trust Property unless all the holders of the Certificates then outstanding have directed the Trustee to incur such Extraordinary Expenses. The Trustee may incur other Extraordinary Expenses if any lesser percentage of the Certificateholders requesting such action pursuant hereto reimburse the Trustee for the cost thereof from their own funds in advance. If Extraordinary Expenses are not approved unanimously as set forth in the first sentence of this Section 6(b), such Extraordinary Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee.

     Section 7. Optional Exchange; Optional Call.

     (a) On (A) any Distribution Date, (B) any date on which a tender offer for some or all of the Underlying Securities is outstanding or (C) any date on which the Underlying Securities are to be redeemed by the Underlying Securities Issuer, any holder of Certificates and the related Call Warrants, if Call Warrants related to such Certificates are outstanding, may exchange such Certificates and, if applicable, Call Warrants, for a distribution of 7.45% Underlying Securities and 7.40% Underlying Securities representing a like percentage of such 7.45% Underlying Securities and 7.40% Underlying Securities as such Certificates represent of all outstanding Certificates. On any Call Date, any Warrant Holder may exchange Called Certificates for a distribution of 7.45% Underlying Securities and 7.40% Underlying Securities representing a like percentage of such 7.45% Underlying Securities and 7.40% Underlying Securities as such Called Certificates represent of all outstanding Certificates; provided, however, that any such exchange shall either (x) result from an exercise of all Call Warrants owned by such Warrant Holder or
(y) occur on a Call Date on which such Warrant Holder, alone or together with one or more other Warrant Holders, shall exchange Called Certificates relating to Underlying Securities having an aggregate principal amount equal to or in excess of the product of (i) 0.1 and (ii) the aggregate principal amount of the Underlying Securities deposited into the Trust on the Closing Date. In the event of an Optional Exchange in connection with a partial redemption of Underlying Securities, the Underlying Securities selected by the Trustee for exchange shall, to the extent possible and consistent with the foregoing requirements, be Underlying Securities selected for redemption.

     (b) The following conditions shall apply to any Optional Exchange.

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          (i) A notice specifying the number of Certificates being surrendered and the Optional Exchange Date shall be delivered to the Trustee no less than 5 days (or such shorter period acceptable to the Trustee) but not more than 30 days before the Optional Exchange Date; provided, however, that for an Optional Exchange to occur on a Call Date, unless otherwise specified therein, the Call Notice shall be deemed to be the notice required hereunder.

          (ii) Certificates and, if applicable, the Call Warrants, shall be surrendered to the Trustee no later than 10:00 a.m. (New York City time) on the Optional Exchange Date; provided that for an Optional Exchange to occur on a Call Date, payment of the Call Price to the Warrant Agent pursuant to Section 1.1(a)(iii) of the Warrant Agent Agreement shall satisfy the requirement to surrender Certificates.

          (iii) The Trustee shall have received an opinion of counsel stating that the Optional Exchange would not cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

          (iv) If the Certificateholder is the Depositor or any Affiliate of the Depositor, (1) the Trustee shall have received a certification from the Certificateholder that any Certificates being surrendered have been held for at least six months, and (2) the Certificates being surrendered may represent no more than 5% (or 25% in the case of Certificates acquired by the Underwriters but never distributed to investors) of the then outstanding Certificates.

          (v) The Trustee shall not be obligated to determine whether an Optional Exchange complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

          (vi) The provisions of Section 4.07 of the Standard Terms shall not apply to an Optional Exchange pursuant to this Section 7(b). This Section 7(b) shall not provide any person with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities; provided that satisfaction of the conditions set forth in this Section 7(b) shall entitle the Certificateholder or Warrant Holder, as applicable, to a distribution thereof.

          (vii) In the event such Optional Exchange shall occur prior to August 1, 2002, the Certificateholder shall pay to the Trustee on the Optional Exchange Date an amount equal to the sum obtained by multiplying the amount of accrued interest on the Underlying Securities from February 1, 2002 through, but excluding, the Closing Date by a fraction, the numerator of which shall be the number of Certificates being exchanged on such Optional Exchange Date and the denominator of which shall be the total number of Certificates.

          (viii) In the event that the face amount of 7.45% Underlying Securities or the face amount of 7.40% Underlying Securities to be distributed in connection with any Optional Exchange pursuant to Section 7(a) is not an even multiple of $1,000, such amount shall be rounded down to the nearest $1,000; provided, however, that the Trustee shall further adjust the proportionate distribution of 7.45% Underlying Securities and 7.40% Underlying Securities so that, after giving effect to such rounding, the remaining Underlying Securities in the Trust are scheduled to distribute sufficient interest to pay the scheduled interest on the Certificates through the Final Scheduled Distribution Date. In the event of such a rounding, the aggregate principal amount of Certificates accepted for exchange shall be reduced to take into account the effect of such rounding and the Certificateholders (and, if applicable, the relevant Warrant Holders) requesting the Optional Exchange shall be issued Certificates in the amount of the remainder. If such Certificates are Called Certificates, they may be exchanged for a distribution of Underlying Securities on any subsequent Call Date on which the other requirements of Section 7(a) are met. For purposes of this provision, in any Optional Exchange of Certificates for Underlying Securities on a Call Date by two or more Certificateholders (and, if applicable, the relevant Warrant Holders), if so instructed irrevocably in writing by all such Certificateholders (and, if applicable, all such Warrant Holders), the Trustee shall determine the effects of rounding for purposes of the second preceding sentence with regard to the aggregate amount of 7.45% Underlying Securities and the aggregate amount of 7.40% Underlying Securities to be distributed (rather than each such Certificateholder's (and, if applicable, Warrant Holder's) individual allotment) and shall round each Certificateholder's (and, if applicable, Warrant Holder's) proportionate distribution in accordance with such instructions from such parties.

     (c) Concurrently with the execution of this Series Supplement, the Trustee, on behalf of the Trust, shall execute the Warrant Agent Agreement and the Call Warrants, dated as of the date hereof and substantially in the form of Exhibit B hereto, initially evidencing all of the Call Warrants. The Trustee shall perform the Trust's obligations under the Warrant Agent Agreement and the Call Warrants in accordance with their respective terms.

     (d) Call Warrants may be exercised by the Warrant Holder in whole or in part on any Call Date. In addition to the conditions set forth in Section 1.1 of the Warrant Agent Agreement, the following conditions shall apply to any Optional Call.

          (i) An opinion of counsel to the Warrant Holder shall have been delivered to the Rating Agencies, in form satisfactory to the Rating Agencies, indicating that payment of the Call Price shall not be recoverable as a preferential transfer or fraudulent conveyance under the United States Bankruptcy Code. Such opinion may contain customary assumptions and qualifications.

          (ii) The Warrant Holder shall have provided a certificate of solvency to the Trustee.

          (iii) Upon receipt of a Call Notice, the Trustee shall provide a conditional call notice to the Depository not less than 3 Business Days prior to the Call Date.

          (iv) Delivery of a Call Notice does not give rise to an obligation on the part of the Warrant Holder to pay the Call Price. If, by 10:00 a.m. (New York City time) on the Call Date, the Warrant Holder has not paid the Call Price, then the Call Notice shall automatically expire and none of the Warrant Holder, the Warrant Agent or the Trustee shall have any obligation with respect to the Call Notice. The expiration of a Call Notice shall in no way affect the Warrant Holder's right to deliver a Call Notice at a later date.

          (v) Subject to receipt of the Call Price, the Trustee shall pay the Call Price to the Certificateholders on the Call Date. The Call Price for Class of Certificates in respect of partial calls shall be allocated pro rata to the Certificateholders of such Class.

          (vi) The Trustee shall not consent to any amendment or modification of this Agreement (including the Standard Terms) which would adversely affect the Warrant Holders (including, without limitation, any alteration of the timing or amount of any payment of the Call Price or any other provision of this Agreement in a manner adverse to the Warrant Holders) without the prior written consent of 100% of the Warrant Holders. For purposes of this clause, no amendment, modification or supplement required to provide for any purchase by the Trustee of additional Underlying Securities and authentication and delivery by the Trustee of additional Certificates and Call Warrants pursuant to Section 3(d) shall be deemed to adversely affect the Warrant Holders.

          (vii) The Trustee shall not be obligated to determine whether an Optional Call complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

     (e) This Section 7 shall not provide the Warrant Holder with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities; provided that satisfaction of the conditions set forth in Section 7(b) shall entitle the Certificateholder or the Warrant Holders, as applicable, to a distribution of the Underlying Securities..

     (f) The rights of the Certificateholders under the Trust Agreement and the Certificates are limited by the terms, provisions and conditions of the Trust Agreement, the Warrant Agent Agreement and the Call Warrants with respect to the exercise of the Call Warrants by the Warrant Holder. The Certificateholders, by their acceptance of Certificates, covenant and agree to tender any and all Called Certificates to the Trustee upon the Warrant Holder's exercise of Call Warrants and payment of the Call Price for such Certificates in accordance with the provisions hereof and of the Warrant Agent Agreement.

     (g) If the Trustee receives written notice of a tender offer for some or all of the 7.40% Underlying Securities or 7.45% Underlying Securities, the Trustee shall within one Business Day notify the Warrant Agent and forward to the Warrant Agent copies of all materials received by the Trustee in connection therewith. Thereafter, in the event the Trustee shall receive one or more Call Notices on or prior to the fifth Business Day prior to the expiration of such tender offer in which the relevant Warrant Holders indicate that they intend to effectuate an Optional Exchange prior to the expiration of such tender offer, then the Trustee shall not reject such tender offer with respect to an amount of 7.40% Underlying Securities and/or 7.45% Underlying Securities, as applicable, equal to the amount of such 7.40% Underlying Securities and/or 7.45% Underlying Securities that would be distributable to such Warrant Holders in connection with such Optional Exchange.

     Section 8. Notices of Events of Default.

               As promptly as practicable after, and in any event within 30 days after, the occurrence of any Event of Default actually known to the Trustee, the Trustee shall give notice of such Event of Default to the Depository, or, if any Certificates are not then held by DTC or any other depository, directly to the registered holders of such Certificates and to the Warrant Agent. However, except in the case of an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

     Section 9. Miscellaneous.

     (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Daimler Chrysler Debenture-Backed Series 2002-4 Certificates.

     (b) The provisions of Section 4.07, Optional Exchange, of the Standard Terms shall not apply to the Daimler Chrysler Debenture-Backed Series 2002-4 Certificates.

     (c) The Trustee shall simultaneously forward reports to Certificateholders pursuant to Section 4.03 of the Standard Terms and to the New York Stock Exchange.

     (d) Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.

     (e) The provisions of Section 3.07(d) of the Standard Terms shall not apply to the Daimler Chrysler Debenture-Backed Series 2002-4 Certificates.

     (f) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Certificateholders pro rata in proportion to their respective entitlements to such delayed payments.

     (g) The outstanding Certificate Principal Balance of the Certificates shall not be reduced by the amount of any Realized Losses (as defined in the Standard Terms).

     (h) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates and the Call Warrants, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates and the Call Warrants or otherwise incur, assume or guarantee any indebtedness for money borrowed. Notwithstanding Section 3.05 of the Standard Terms, funds on deposit in the Certificate Account shall not be invested.

     (i) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the holders of Certificates representing the Required Percentage-Removal.

     (j) In the event that the Internal Revenue Service challenges the characterization of the Trust as a grantor trust, the Trustee shall then file such forms as the Depositor may specify to establish the Trust's election pursuant to Section 761 of the Code to exclude the Trust from the application of Subchapter K of the Code and is hereby empowered to execute such forms on behalf of the Certificateholders.

     (k) Notwithstanding anything in the Standard Terms to the contrary, the Trustee, upon written direction by the Depositor, will execute the Certificates.

     (l) In relation to Section 7.01(f) of the Standard Terms, any periodic reports filed by the Trustee pursuant to the Exchange Act in accordance with the customary practices of the Depositor, need not contain any independent reports.

     (m) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee will have no recourse to the Underlying Securities.

     (n) The Trustee shall promptly notify each Rating Agency upon its obtaining actual knowledge of the occurrence of a Defeasance (as defined in the Indenture) with respect to the Underlying Securities.

     (o) The Trust will not merge or consolidate with any other entity without confirmation from each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating on the Certificates.

     (p) All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

                  If to the Depositor, to:

                           Lehman ABS Corporation
                           745 Seventh Avenue
                           New York, New York  10019
                           Attention:  Structured Credit Trading
                           Telephone:  (212) 526-6575
                           Facsimile:   (201) 524-2080

                  If to the Trustee or the Warrant Agent, to:

                           U.S. Bank Trust National Association
                           100 Wall Street
                           New York, New York  10005
                           Attention:  Corporate Trust
                           Telephone:  (212) 361-2500
                           Facsimile:  (212) 809-5459

                  If to the Rating Agencies, to:

                           Moody's Investors Service, Inc.
                           99 Church Street 21W
                           New York, New York  10007
                           Attention:  CBO/CLO Monitoring Department
                           Telephone:  (212) 553-1494
                           Facsimile:  (212) 553-0355

         and to:

                           Standard & Poor's Ratings Services
                           55 Water Street
                           New York, New York  10041
                           Attention:  Structured Finance Surveillance Group
                           Telephone:  (212) 438-2482
                           Facsimile:  (212) 438-2664

                  If to the New York Stock Exchange, to:

                           New York Stock Exchange, Inc.
                           20 Broad Street
                           New York, New York  10005
                           Attention:  Vincent Patten
                           Telephone:  (212) 656-5276
                           Facsimile:  (212) 656-5780

     Copies of all directions, demands and notices required to be given to the Certificateholders hereunder or under the Standard Terms will also be given to the Warrant Holders in writing as set forth in this Section 9, and copies of all directions, demands and notices required to be given to the Trustee hereunder or under the Standard Terms will also be given to the Warrant Agent in writing as set forth in this Section 9.

     (q) Each of the representations, covenants and agreements made herein by each of the Depositor and the Trustee are for the benefit of the Certiticateholders and the Warrant Holders.

     (r) The provisions of Section 2.01(d) (iii) of the Standard Terms shall not apply to the Daimler Chrysler Debenture-Backed Series 2002-4 Certificates and the following shall be deemed to be inserted in its place:

          "at the time of delivery of the Underlying Securities, Depositor owns such Underlying Securities, has the right to transfer its interest in such Underlying Securities and such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest; and"

     Section 10. Governing Law. THIS SERIES SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

     Section 11. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

     Section 12. Termination of the Trust. The Trust shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust after a payment default or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Certificateholders; (ii) the exercise of all outstanding Call Warrants by the Warrant Holder; (iii) the Final Scheduled Distribution Date and (iv) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Section 13. Sale of Underlying Securities; Optional Exchange. In the event of a sale of the Underlying Securities pursuant to Section 5(c) hereof or pursuant to the instructions of the Warrant Agent under Section 1.2 of the Warrant Agent Agreement, the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market. Any of the following dealers (or their successors) shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston Corporation, (2) Goldman, Sachs & Co., (3) Merrill Lynch, Pierce, Fenner & Smith Incorporated,
(4) UBS Warburg LLC, (5) Salomon Smith Barney Inc., and (6) except in the case of a sale related to the exercise of Call Warrants by the Depositor or any Affiliate thereof, Lehman Brothers Inc. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In the event of an Optional Exchange, the Trustee shall only deliver the Underlying Securities to the purchaser of such Underlying Securities or sell the Underlying Securities pursuant to this
Section 13, as the case may be, against payment in same day funds deposited into the Certificate Account.

     Section 14. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained therein, the Trustee shall not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of any class of Certificates without the consent of the holders of 100% of such class of Certificates; provided, however, that no such amendment or modification will be permitted which would cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Further, no amendment shall be permitted which would adversely affect in any material respect the interests of any class of Certificateholders without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of such Class of Certificates.

     Section 15. Voting of Underlying Securities, Modification of Indenture.

     (a) The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding Certificate Principal Balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter
(i) unless such vote or consent would not (based on an opinion of counsel) cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation under the Code, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event which with the passage of time would become an event of default under the Underlying Securities and with the unanimous consent of holders of all outstanding Certificates, and all Warrant Holders, or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Indenture and only with the consent of Certificateholders representing 100% of the Certificates and 100% of the Warrant Holders. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

     (b) In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders and the Warrant Holders of such offer promptly. Subject to the rights of the Warrant Holders to exercise Call Warrants in connection with a tender offer for the Underlying Securities, the Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of the holders of 100% of the Certificates and Call Warrants to accept such offer and the Trustee has received the tax opinion described above. If pursuant to the preceding sentence, the Trustee accepts any such offer the Trustee shall promptly notify the Rating Agencies.

     (c) If an event of default under the Indenture occurs and is continuing, and if directed by a majority of the outstanding Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

     Section 16. Additional Depositor Representation. It is the express intent of the parties hereto that the conveyance of the Underlying Securities by the Depositor to the Trustee be, and be construed as, a sale of the Underlying Securities by the Depositor and not a pledge of any Underlying Securities by the Depositor to secure a debt or other obligation of the Depositor. In the event that, notwithstanding the aforementioned intent of the parties, any Underlying Securities are held to be property of the Depositor, then, it is the express intent of the parties that such conveyance be deemed a pledge of such Underlying Securities by the Depositor to the Trustee to secure a debt or other obligation of the Depositor, pursuant to Section 10.07 of the Standard Terms. In connection with any such grant of a security interest in the Underlying Securities (including any such grant in connection with any sale of additional Underlying Securities pursuant to Section 3(d)), the Depositor hereby represents and warrants to Trustee as follows:

     (i) In the event the Underlying Securities are held to be property of the Depositor, then the Trust Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Underlying Securities in favor of the Trustee which security interest is prior to all other liens, and is enforceable as such as against creditors of, and purchasers from, the Depositor.

     (ii) The Underlying Securities have been credited to a trust account (the "Securities Account") of the Trustee, or its authorized agent, in accordance with Section 2.01 of the Standard Terms. The Trustee, as securities intermediary for the Securities Account, has agreed to treat the Underlying Securities as "financial assets" within the meaning of the Uniform Commercial Code.

    (iii) Immediately prior to the transfer of the Underlying Securities to the Trust, Depositor owned and had good and marketable title to the Underlying Securities free and clear of any lien, claim or encumbrance of any Person.

     (iv) Depositor has received all consents and approvals required by the terms of the Underlying Securities to the transfer to the Trustee of its interest and rights in the Underlying Securities as contemplated by the Trust Agreement.

     (v) Depositor has taken all steps necessary to cause the Trustee, as securities intermediary for the Securities Account, to identify on its records that the Trustee, as the trustee of the Trust, is the Person having a security entitlement against the securities intermediary in the Securities Account.

     (vi) Depositor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Underlying Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released). Depositor has not authorized the filing of and is not aware of any financing statements against Depositor that includes a description of the Underlying Securities. Depositor is not aware of any judgment or tax lien filings against Depositor.

    (vii) The Securities Account is not in the name of any Person other than the Trust. Depositor has not consented to the compliance by the Trustee, as securities intermediary, with entitlement orders of any Person other than the Trustee, as trustee of the Trust.

               IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                  LEHMAN ABS CORPORATION,
                                     as Depositor


                                  By: /s/ Rene Canezin
                                     ----------------------------
                                     Name:  Rene Canezin
                                     Title: Senior Vice President


                                   U.S. BANK TRUST NATIONAL ASSOCIATION,
                                     not in its individual capacity
                                     but solely as Trustee on behalf
                                     of the Corporate Backed Trust Certificates
                                     Daimler Chrysler Debenture-Backed
                                     Series 2002-4 Trust


                                     By: /s/ David Kolibachuk
                                        ------------------------------
                                        Name:  David Kolibachuk
                                        Title: Vice President

                                   EXHIBIT A
                           FORM OF TRUST CERTIFICATE





                                    A-1-1

                                  CERTIFICATE
                                  -----------

NUMBER 1                                        3,506,016 $25 PAR CERTIFICATES
                                                         CUSIP NO. 21988G 48 6

                      SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A PROPORTIONATE UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE OR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

                            LEHMAN ABS CORPORATION

                                   3,506,016

                     CORPORATE BACKED TRUST CERTIFICATES,

                DAIMLERCHRYSLER DEBENTURE-BACKED SERIES 2002-4

7.50% INTEREST RATE

evidencing a proportionate undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $66,287,000 aggregate principal amount of 7.45% Debentures due February 1, 2097 and $22,100,000 aggregate principal amount of 7.40% Debentures due August 1, 2097, both issued by DaimlerChrysler Corporation, formerly known as Chrysler Corporation (the "Underlying Securities Issuer"), and all payments received thereon (the "Trust Property"), deposited in trust by Lehman ABS Corporation (the "Depositor").

THIS CERTIFIES THAT CEDE & CO. is the registered owner of $87,650,400 DOLLARS nonassessable, fully-paid, proportionate undivided beneficial ownership interest in the Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2002-4 Trust, formed by the Depositor.

The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement, DaimlerChrysler Debenture-Backed Series 2002-4, dated as of March 21, 2002 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

This Certificate is one of the duly authorized Certificates designated as the "Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2002-4" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement, and (ii) all payments on or collections in respect of the Underlying Securities accrued on or after March 21, 2002; provided, however, that any income from the investment of Trust funds in certain permitted investments ("Eligible Investments") does not constitute Trust Property.

Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's proportionate undivided beneficial ownership interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date").

Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be CEDE & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


                                  CORPORATE BACKED TRUST
                                  CERTIFICATES, DAIMLERCHRYSLER
                                  DEBENTURE-BACKED SERIES 2002-4 TRUST


                                  By: U.S. BANK TRUST NATIONAL
                                  ASSOCIATION
                                  not in its individual capacity but solely as
                                  Trustee,


                                  By:_________________________________________
                                     Authorized Signatory


Dated: March 21, 2002


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is on one of the Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2002-4, described in the Trust Agreement referred to herein.

U.S. BANK TRUST NATIONAL ASSOCIATION
not in its individual capacity but solely as Trustee,


By:___________________________
   Authorized Signatory

                           (REVERSE OF CERTIFICATE)

The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates in the manner set forth in the Series Supplement and the Standard Terms. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent in made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

The Certificates are issuable in fully registered form only in denominations of $25.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust National Association.

No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust after a payment default or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Certificateholders; (ii) the exercise of all outstanding Call Warrants by the Warrant Holder; (iii) the Final Scheduled Distribution Date and (iv) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975(e) of the Code, an entity whose underlying assets include plan assets by reason of any such plan's investment in the entity, including an individual retirement account or Keogh plan (any such, a "Plan") may purchase and hold Certificates if the Plan can represent and warrant that its purchase and holding of the Certificates would not be prohibited under ERISA or the Code.

                                  ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


(Please print or type name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ______________________ Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.



Dated:


                                                           *

                                              Signature Guaranteed:

                                                           *


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                  SCHEDULE I

                DAIMLERCHRYSLER DEBENTURE-BACKED SERIES 2002-4

                        UNDERLYING SECURITIES SCHEDULE

                          7.45% Underlying Securities

Underlying Securities:                7.45% Debentures due 2097.

Underlying Securities Issuer:         DaimlerChrysler Corporation, formerly
                                      known as Chrysler Corporation.

CUSIP Number:                         171196AS7.

Principal Amount Deposited:           $66,287,000.

Original Issue Date:                  February 24, 1997.

Principal Amount of
Underlying Securities
Originally Issued:                    $500,000,000.

Maturity Date:                        February 1, 2097.

Principal Payment Date:               February 1, 2097.

Interest Rate:                        7.45% per annum.

Interest Payment Dates:               February 1st and August 1st.

Underlying Securities Record Dates:   The day immediately preceding each
                                      Distribution Date.





                                      A-1-1

                          7.40% Underlying Securities

Underlying Securities:                 7.40% Debentures due 2097.

Underlying Securities Issuer:          DaimlerChrysler Corporation, formerly
                                       known as Chrysler Corporation.

CUSIP Number:                          171196AT5.

Principal Amount Deposited:            $22,100,000.

Original Issue Date:                   July 15, 1997.

Principal Amount of
Underlying Securities
Originally Issued:                     $500,000,000.

Maturity Date:                         August 1, 2097.

Principal Payment Date:                August 1, 2097.

Interest Rate:                         7.40% per annum.

Interest Payment Dates:                February 1st and August 1st.

Underlying Securities Record Dates:    The day immediately preceding each
                                       Distribution Date.


                                      A-1-1

                                   EXHIBIT B
                        FORM OF WARRANT AGENT AGREEMENT

                            WARRANT AGENT AGREEMENT

                      CORPORATE BACKED TRUST CERTIFICATES

             DAIMLERCHRYSLER DEBENTURE-BACKED SERIES 2002-4 TRUST

     WARRANT AGENT AGREEMENT, dated as of March 21, 2002 (the "Warrant Agent Agreement"), by and between LEHMAN ABS CORPORATION, as Depositor (the "Depositor"), U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee (the "Trustee") and U.S. BANK TRUST NATIONAL ASSOCIATION, as Warrant Agent (the "Warrant Agent").

                             W I T N E S S E T H:

     WHEREAS, the Depositor created Corporate Backed Trust Certificates, Daimler ChryslerDebenture-Backed Series 2002-4 Trust (the "Trust"), a trust created under the laws of the State of New York pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Agreement"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement 2002-4, dated as of March 21, 2002 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee; and

     WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of trust certificates (the "Certificates") evidencing undivided interests in the Trust and call warrants with respect to the Certificates ("Call Warrants").

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor, the Warrant Agent and the Trustee that except as otherwise specified herein or as the context may otherwise require, capitalized terms used herein but not defined herein shall have the respective meanings set forth below in the Series Supplement, and as follows:



                                  ARTICLE I

                           EXERCISE OF CALL WARRANTS

     Section 1.1 Manner of Exercise. (a) Call Warrants may be exercised by any holder thereof (each, a "Warrant Holder") in whole or in part on any Call Date. The following conditions shall apply to any exercise of Call Warrants:

               (i) A notice (each, a "Call Notice") specifying the number of Call Warrants being exercised and the Call Date shall be delivered to the Warrant Agent and the Trustee at least 5 Business Days before such Call Date.

               (ii) The Warrant Holder shall surrender the Call Warrants to the Warrant Agent at its office specified in Section 6.3 hereof no later than 10:00 a.m. (New York City time) on such Call Date.

               (iii) The Warrant Holder shall have made payment to the Warrant Agent, by wire transfer or other immediately available funds acceptable to the Warrant Agent, in the amount of the Call Price, no later than 10:00 a.m. (New York City time) on the Call Date.

               (iv) The Warrant Holder may not exercise the Call Warrants at any time when such Warrant Holder is insolvent, and such Warrant Holder shall be required to certify that it is solvent at the time of exercise, by completing the Form of Subscription attached to the Call Warrants and delivering such completed Form of Subscription to the Trustee on or prior to the Call Date and by delivering to the Trustee a form reasonably satisfactory to the Trustee of the opinion and the solvency certificate required pursuant to Section 7(d)(ii) of the Series Supplement.

               (v) The Warrant Holder shall have satisfied any other conditions to the exercise of Call Warrants set forth in Section 7(b) of the Series Supplement.

          (b) Upon exercise of Call Warrants, any Warrant Holder other than the Depositor or any Affiliate of the Depositor shall be entitled to delivery by the Trustee of the Called Certificates. The "Called Certificates" shall be Certificates having a Certificate Principal Amount equal to $25 per Call Warrant. Unless otherwise specified therein, such Call Notice shall be deemed to be notice of an Optional Exchange pursuant to Section 7(a) of the Series Supplement. Any Warrant Holder which is the Depositor or any Affiliate of the Depositor shall receive the proceeds of the sale of the Called Underlying Securities and shall not be entitled to receive the related Called
Certificates or Called Underlying Securities. "Called Underlying Securities" are Underlying Securities which represent the same percentage of the Underlying Securities as the Called Certificates represent of the Certificates.

          (c) The Warrant Agent shall notify the Trustee immediately upon its receipt of a Call Notice and upon receipt of payment of the Call Price. The Warrant Agent shall transfer the amount of any paid Call Price to the Trustee in immediately available funds, for deposit in the Certificate Account and application pursuant to the Trust Agreement on the applicable Call Date (and, pending such transfer, shall hold such amount for the benefit of the Warrant Holder in a segregated trust account).

          (d) Delivery of a Call Notice does not give rise to an obligation on part of the Warrant Holder to pay the Call Price. If, by 10:00 a.m. (New York City time) on the Call Date, the Warrant Holder has not paid the Call Price, then the Call Notice shall automatically expire and none of the Warrant Holder, the Warrant Agent or the Trustee shall have any obligation with respect to the Call Notice. The expiration of a Call Notice shall in no way affect the Warrant Holder's right to deliver a Call Notice at a later date.

     Section 1.2 Transfer of Certificates. As soon as practicable after each surrender of Call Warrants in whole or in part on the Call Date and upon satisfaction of all other requirements described in the Call Warrants and in
Section 1.1 hereof, the Warrant Agent shall instruct the Trustee as follows:

          (a) if Call Warrants are being exercised by any Warrant Holder other than the Depositor or any Affiliate of the Depositor, to cause the Called Certificates to reflect the Warrant Holder's beneficial ownership of such Certificates and if such Call Notice is also deemed to be a notice of Optional Exchange, to cause a distribution of Underlying Securities to the Warrant Holder in accordance with Section 7(a) of the Series Supplement, or

          (b) if the Call Warrants are being exercised by the Depositor or any Affiliate of the Depositor, to cause the Called Underlying Securities to be sold pursuant to Section 13 of the Series Supplement and to distribute the proceeds of such sale to the Warrant Holder.

     If such exercise is in part only, the Warrant Agent shall instruct the Trustee to authenticate new Call Warrants of like tenor, representing the outstanding Call Warrants of the Warrant Holder and the Warrant Agent shall deliver such Call Warrants to the Warrant Holder.

     In each case, the Trustee shall act in accordance with such instructions.

     Section 1.3 Cancellation and Destruction of Call Warrants. All Call Warrants surrendered to the Warrant Agent for the purpose of exercise (in whole or in part) pursuant to Section 1.1 and actually exercised, or for the purpose of transfer or exchange pursuant to Article III, shall be cancelled by the Warrant Agent, and no Call Warrant (other than that reflecting any such transfer or exchange) shall be issued in lieu thereof. The Warrant Agent shall destroy all cancelled Call Warrants.

     Section 1.4 No Rights as Holder of Certificates Conferred by Call Warrants. Prior to the exercise thereof, Call Warrants shall not entitle the Warrant Holder to any of the rights of a holder of the Certificates, including, without limitation, the right to receive the payment of any amount on or in respect of the Certificates or to enforce any of the covenants of the Trust Agreement.

                                  ARTICLE II

                           RESTRICTIONS ON TRANSFER

     Section 2.1 Restrictive Legends. Except as otherwise permitted by this
Article II, each Call Warrant (including each Call Warrant issued upon the transfer of any Call Warrant) shall be issued with a legend in substantially the following form:

     "This Call Warrant has not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while a registration under such Act is in effect or pursuant to an exemption therefrom under such Act. The Call Warrant represented hereby may be transferred only in compliance with the conditions specified in the Call Warrants."

     Section 2.2 Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Call Warrant or portion thereof, the Warrant Holder will give 5 Business Days (or such lesser period acceptable to the Warrant Agent) prior written notice to the Warrant Agent of such Warrant Holder's intention to effect such transfer.

                                 ARTICLE III

               REGISTRATION AND TRANSFER OF CALL WARRANTS, ETC.

     Section 3.1 Warrant Register; Ownership of Call Warrants. The Warrant Agent will keep a register in which the Warrant Agent will provide for the registration of Call Warrants and the registration of transfers of Call Warrants representing numbers of Call Warrants. The Trustee and the Warrant Agent may treat the Person in whose name any Call Warrant is registered on such register as the owner thereof for all purposes, and the Trustee and the Warrant Agent shall not be affected by any notice to the contrary.

     Section 3.2 Transfer and Exchange of Call Warrants. Upon surrender of any Call Warrant for registration of transfer or for exchange to the Warrant Agent, the Warrant Agent shall (subject to compliance with Article II) execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in exchange therefor, a new Call Warrant of like tenor and evidencing a like number of Call Warrants, in the name of such Warrant Holder or as such Warrant Holder (upon payment by such Warrant Holder of any applicable transfer taxes or government charges) may direct; provided that as a condition precedent for transferring the Call Warrants, the prospective transferee shall be required to deliver to the Trustee and the Depositor an executed copy of the Investment Letter (set forth as Exhibit C to the Series Supplement).

     Section 3.3 Replacement of Call Warrants. Upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Call Warrant and, in the case of any such loss, theft or destruction of any Call Warrant, upon delivery of an indemnity bond in such reasonable amount as the Warrant Agent may determine, or, in the case of any such mutilation, upon the surrender of such Call Warrant for cancellation to the Warrant Agent, the Warrant Agent shall execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in lieu thereof, a new Call Warrant of like tenor bearing a number not contemporaneously outstanding.

     Section 3.4 Execution and Delivery of Call Warrants by Trustee. The Trustee, on behalf of the Trust, hereby agrees (subject to compliance with Article II) to execute and deliver such new Call Warrants issued in accordance with Section 1.2 or this Article III as the Warrant Agent shall request in accordance herewith.

                                  ARTICLE IV

                                  DEFINITIONS

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Business Day": As defined in the Trust Agreement.

     "Call Date": Any Business Day (i) on or after March 21, 2007, (ii) after the Underlying Securities Issuer announces that it will redeem (in whole or in part) or otherwise make an unscheduled payment on the Underlying Securities,
(iii) after the Trustee notifies the Certificateholders of any proposed sale of the Underlying Securities pursuant to the provisions of this Series Supplement or (iv) on which a tender offer for some or all of the Underlying Securities is outstanding.

     "Call Notice": As defined in Section 1.1(a)(i) hereof.

     "Call Price": Shall mean, for each related Call Date, 100% of the outstanding Certificate Principal Balance of the Certificates being purchased pursuant to the exercise of the Call Warrants, plus any accrued and unpaid interest on such amount to but excluding the Call Date.

     "Call Warrant": As defined in the recitals.

     "Called Certificates": As defined in Section 1.1(b) hereof.

     "Called Underlying Securities": As defined in Section 1.1(b) hereof.

     "Closing Date": March 21, 2002.

     "Depositor": As defined in the recitals.

     "Depositor Order": As defined in the Trust Agreement.

     "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Rating Agencies": Standard & Poor's Ratings Services and Moody's Investors Service, Inc. and any successor thereto.

     "Responsible Officer": As defined in the Trust Agreement.

     "Securities Act": The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Trust": As defined in the recitals.

     "Trust Agreement": As defined in the recitals.

     "Trustee": As defined in the recitals, or any successor thereto under the Trust Agreement.

     "Warrant Agent": As defined in the recitals, or any successor thereto under this Warrant Agent Agreement.

     "Warrant Agent Agreement": As defined in the recitals.

     "Warrant Holder": As defined in Section 1.1(a) hereof.

                                  ARTICLE V

                                 WARRANT AGENT

     Section 5.1 Limitation on Liability. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Call Warrants in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons.

     Section 5.2 Duties of Warrant Agent. The Warrant Agent undertakes only the specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Depositor, the Trust, the Trustee and each Warrant Holder shall be bound:

          (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Depositor), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

          (b) Whenever in the performance of its duties hereunder, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Depositor or the Trustee prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a Depositor Order or a certificate signed by a Responsible Officer of the Trustee and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

          (c) The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith.

          (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Trust and the Depositor only.

          (e) The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of the Call Warrants or the execution and delivery thereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in the Call Warrants; nor shall it by any act thereunder be deemed to make any representation or warranty as to the Certificates to be purchased thereunder.

          (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, a Senior Vice President, a Managing Director, its Treasurer, an Assistant Treasurer, its

Secretary or an Assistant Secretary of the Depositor, and any Responsible Officer of the Trustee, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Call Warrants or other securities of the Trust or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust, the Depositor or for any other legal entity.

          (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

          (i) The Warrant Agent shall act solely as the agent of the Trust hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into the Call Warrants against the Warrant Agent, whose duties shall be determined solely by the express provisions thereof. The Warrant Agent shall not be deemed to be a fiduciary.

          (j) The Warrant Agent shall not be responsible for any failure on the part of the Trustee to comply with any of its covenants and obligations contained herein.

          (k) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Depositor and the Trustee in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with the Call Warrants.

          (l) The Trustee will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties hereunder.

     Section 5.3 Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties hereunder upon thirty (30) days notice in writing mailed to the Depositor and the Trustee by registered or certified mail, and to the Warrant Holders by first-class mail at the expense of the Depositor; provided that no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The Depositor may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to the Warrant Holders by first-class mail; provided further that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the

Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Depositor shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Depositor shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Depositor shall fail to make such appointment of a permanent successor within a period of thirty (30) days after such removal or within sixty (60) days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Warrant Holder, then the Warrant Agent or registered Warrant Holder may apply to any court of competent jurisdiction for the appointment of such a successor. Any successor to the Warrant Agent appointed hereunder must be rated in one of the four highest rating categories by the Rating Agencies. Any entity which may be merged or consolidated with or which shall otherwise succeed to substantially all of the trust or agency business of the Warrant Agent shall be deemed to be the successor Warrant Agent without any further action.

                                  ARTICLE VI

                                 MISCELLANEOUS

     Section 6.1 Remedies. The remedies at law of the Warrant Holder in the event of any default or threatened default by the Warrant Agent in the performance of or compliance with any of the terms of the Call Warrants are not and will not be adequate and, to the full extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms thereof or otherwise.

     Section 6.2 Limitation on Liabilities of Warrant Holder. Nothing contained in this Warrant Agent Agreement shall be construed as imposing any obligation on the Warrant Holder to purchase any of the Certificates except in accordance with the terms thereof.

     Section 6.3 Notices. All notices and other communications under this Warrant Agent Agreement shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any Warrant Holder, at the registered address of such Warrant Holder as set forth in the register kept by the Warrant Agent or (b) if to the Warrant Agent, to 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or to such other address notice of which the Warrant Agent shall have given to the Warrant Holder and the Trustee or (c) if to the Trust or the Trustee, to the Corporate Trust Office (as set forth in the Trust Agreement); provided that the exercise of any Call Warrants shall be effective in the manner provided in
Article I. The Warrant Agent shall forward to the Warrant Holder any notices received by it hereunder or pursuant to the Trust Agreement or this Agreement by facsimile within one Business Day of receipt thereof.

     Section 6.4 Amendment. (a) This Warrant Agent Agreement may be amended from time to time by the Depositor, the Trustee and the Warrant Agent without the consent of any Warrant Holder, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof have been satisfied and that such amendment would not cause the Trust to be taxed as an association or publicly traded partnership taxable as a Corporation under the Code, for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to provide for any other terms or modify any other provisions with respect to matters or questions arising under the Call Warrant which shall not adversely affect in any material respect the interests of the Warrant Holder or any holder of a Certificate or (ii) to evidence and provide for the acceptance of appointment hereunder of a Warrant Agent other than U.S. Bank Trust National Association.

          (a) Without limiting the generality of the foregoing, the Call Warrants may also be modified or amended from time to time by the Depositor, the Trustee and the Warrant Agent with the consent of Warrant Holders of 66-2/3% of each of the Call Warrants related to the Certificates, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof (including, without limitation, the following proviso) have been satisfied, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Call Warrants or of modifying in any manner the rights of the Warrant Holders; provided, however, that no such amendment shall (i) adversely affect in any material respect the interests of holders of Certificates without the consent of the holders of Certificates evidencing not less than the Required Percentage-Amendment of the aggregate Voting Rights of such affected Certificates (as such terms are defined in the Trust Agreement) and without written confirmation from the Rating Agencies that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates; (ii) alter the terms on which Call Warrants are exercisable or the amounts payable upon exercise of a Warrant without the consent of the holders of Certificates evidencing not less than 100% of the aggregate Voting Rights of such affected Certificates and 100% of the affected Warrant Holders or (iii) reduce the percentage of aggregate Voting Rights required by (i) or (ii) without the consent of the holders of all such affected Certificates. Notwithstanding any other provision of this Warrant, this Section 6.4(b) shall not be amended without the consent of 100% of the affected Warrant Holders.

          (b) Promptly after the execution of any such amendment or modification, the Warrant Agent shall furnish a copy of such amendment or modification to each Warrant Holder, to the Trustee and to the Rating Agencies. It shall not be necessary for the consent of Warrant Holders or holders of Certificates under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Warrant Agent may prescribe.

     Section 6.5 Expiration. The right to exercise the Call Warrants shall expire on the earliest to occur of (a) the cancellation thereof, (b) the termination of the Trust Agreement, or (c) the liquidation, disposition, or maturity of all of the Underlying Securities.

     Section 6.6 Descriptive Headings. The headings in this Warrant Agent Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 6.7 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES

SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     Section 6.8 Judicial Proceedings; Waiver of Jury. Any judicial proceeding brought against the Trust, the Trustee or the Warrant Agent with respect to this Warrant Agent Agreement may be brought in any court of competent jurisdiction in the County of New York, State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of the Call Warrants, the Trustee on behalf of the Trust and the Warrant Agent (a) accept, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agree that the Trust, the Trustee and the Warrant Agent shall be bound by any judgment rendered thereby in connection with this Warrant Agent Agreement or the Call Warrants, subject to any rights of appeal, and (b) irrevocably waive any objection that the Trust, the Trustee or the Warrant Agent may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

     Section 6.9 Nonpetition Covenant; No Recourse. Each of (i) the Warrant Holder by its acceptance thereof, and (ii) the Warrant Agent agrees, that it shall not (and, in the case of the Warrant Holder, that it shall not direct the Warrant Agent to), until the date which is one year and one day after the payment in full of the Certificates and all other securities issued by the Trust, the Depositor or entities formed, established or settled by the Depositor, acquiesce, petition or otherwise invoke or cause the Trust, the Depositor, or any such other entity to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust, the Depositor or any such other entity under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Depositor or any such other entity or all or any part of the property or assets of Trust, the Depositor or any such other entity or ordering the winding up or liquidation of the affairs of the Trust, the Depositor or any such other entity.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers s of the date first above written.



                               LEHMAN ABS CORPORATION,
                                 as Depositor



                               By: /s/ Rene Canezin
                                   -----------------------------
                                 Name:   Rene Canezin
                                 Title:  Senior Vice President


                               U.S. BANK TRUST NATIONAL ASSOCIATION,
                                 not in its individual
                                 capacity but solely as
                                 Trustee and Authenticating Agent


                               By:  /s/ David Kolibachuk
                                   ----------------------------
                                 Name:   David Kolibachuk
                                 Title:  Vice President




                               U.S. BANK TRUST NATIONAL ASSOCIATION,
                                 as Warrant Agent


                               By:  /s/ David Kolibachuk
                                   ----------------------------
                                 Name:   David Kolibachuk
                                 Title:  Vice President

                                   EXHIBIT C
                           FORM OF INVESTMENT LETTER

                         QUALIFIED INSTITUTIONAL BUYER

                                                      Dated: [_______________]

U.S. Bank Trust National Association,
100 Wall Street
New York, New York 10005

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Lehman ABS Corporation
745 Seventh Avenue
New York, New York  10019

               Ladies and Gentlemen:

     In connection with our proposed purchase of ___________ Call Warrants (the "Call Warrants") representing an interest in the Corporate Backed Trust Certificates, Daimler Chrysler Debenture-Backed Series 2002-4 Trust (the "Trust"), the investor on whose behalf the undersigned is executing this letter (the "Purchaser") confirms that:

     (1) Reference is made to the Prospectus Supplement, dated March 12, 2002 (the "Prospectus Supplement"), with respect to the Certificates to which the Call Warrants relate. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Prospectus Supplement. The Purchaser has received a copy of the Prospectus Supplement and such other information as the Purchaser deems necessary in order to make its investment decision and the Purchaser has been provided the opportunity to ask questions of, and receive answers from, the Depositor and the Underwriters, concerning the terms and conditions of the Call Warrants. The Purchaser has received and understands the above, and understands that substantial risks are involved in an investment in the Call Warrants. The Purchaser represents that in making its investment decision to acquire the Call Warrants, the Purchaser has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person, including you, the Depositor or the Trustee or any of your or their affiliates, except as expressly contained in the Prospectus Supplement and in the other written information, if any, discussed above. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Call Warrants, and the Purchaser is able to bear the substantial economic risks of such an investment. The Purchaser has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the Call Warrants.

     (2) The Purchaser is (A) a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "1933 Act")) and
(B) acquiring the Call Warrants for its own account or for the account of an investor of the type described in clause (A) above as to each of which the Purchaser exercises sole investment discretion. The Purchaser is purchasing the Call Warrants for investment purposes and not with a view to, or for, the offer or sale in connection with, a public distribution or in any other manner that would violate the 1933 Act or the securities or blue sky laws of any state.

     (3) The Purchaser understands that the Call Warrants have not been and will not be registered under the 1933 Act or under the securities or blue sky laws of any state, and that (i) if it decides to resell, pledge or otherwise transfer any Call Warrant, such Call Warrant may be resold, pledged or transferred without registration only to an entity that has delivered to the Depositor and the Trustee a certification that it is a Qualified Institutional Buyer that purchases (1) for its own account or (2) for the account of such a Qualified Institutional Buyer, that is, in either case, aware that the resale, pledge or transfer is being made in reliance on said Rule 144A and (ii) it will, and each subsequent holder will be required to, notify any purchaser of any Call Warrant from it of the resale restrictions referred to in clause (i) above.

     (4) The Purchaser understands that each of the Call Warrants will bear a legend to the following effect, unless otherwise agreed by the Depositor and the Trustee:

     "THIS CALL WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS CALL WARRANT REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS CALL WARRANT."

     (5) The Purchaser understands that no subsequent transfer of the Call Warrants is permitted unless it causes its proposed transferee to provide to the Depositor and the initial Warrant Holder a letter substantially in the form of Exhibit C to the Series Supplement, as applicable, or such other written statement as the Depositor shall prescribe.

     (6) The Purchaser agrees that if at some time in the future it wishes to transfer or exchange any of the Call Warrants, it will not transfer or exchange any of the Call Warrants unless such transfer or exchange is in accordance with Section 3.2 of the Warrant Agent Agreement. The Purchaser understands that any purported transfer of the Call Warrants (or any interest therein) in contravention of any of the restrictions and conditions in the Trust Agreement, as applicable, shall be void, and the purported transferee in such transfer shall not be recognized by the Trust or any other Person as a Warrant Holder.

     You and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,

                                        By:------------------------------
                                           Name:
                                           Title:

                                           [Medallion Stamp to be affixed here]












                                     C-4